Exhibit 99.1

Cyabra Announces Completion of Business Combination with Trailblazer Merger Corp.

Cyabra Common Stock Expected to Begin Trading on Nasdaq on March 27, 2026 under the ticker symbol “CYAB”

New York, NY – March 27, 2026 – Cyabra, Inc. (“Cyabra”) (f/k/a Trailblazer Holdings, Inc.), Trailblazer Merger Corporation I (“Trailblazer”), a blank-check special purpose acquisition company, and Cyabra Strategy, Ltd., the company that enables organizations to identify coordinated manipulation in online narratives, and take evidence-based action to protect trust and authenticity, today announced the closing of their previously announced business combination (the “Business Combination”).

The Business Combination and related transactions were approved by Trailblazer’s stockholders at a special meeting on February 18, 2026. The combined company will operate as Cyabra, Inc., a Delaware corporation, under Cyabra’s previous management team, led by Dan Brahmy, Co-Founder and Chief Executive Officer. Cyabra’s common stock is expected to begin trading on Nasdaq under the ticker symbol “CYAB” on March 27, 2026. Trailblazer’s common stock that previously traded under the symbol “TMBC” and Trailblazer’s rights that previously traded under the symbol “TMBCR”
will no longer be listed for trading on Nasdaq.

“We are living in an era where the line between authenticity and manipulation is increasingly weaponized,” stated Mr. Brahmy. “As the first publicly traded company dedicated exclusively to fighting disinformation, we are uniquely positioned to give governments and enterprises the global platform they need to restore trust, expose inauthentic actors, and protect the narratives that shape our world. Closing this business combination with Trailblazer is an acceleration of our mission to defend digital reality.”

Advisors

Lowenstein Sandler LLP and Goldfarb Gross Seligman served as legal advisors to Cyabra.

LifeSci Capital acted as financial advisor. Loeb & Loeb LLP and Sullivan & Worcester LLP served as legal advisors to Trailblazer Merger Corporation I.

About Cyabra (f/k/a Trailblazer Holdings, Inc.)

Cyabra restores trust and authenticity for global enterprises and governments by analyzing actors, behaviors, and content, and translating evidence into clear mitigation steps at scale. When manipulated content, coordinated behaviors, and inauthentic actors distort what’s real online, Cyabra analyzes who is operating, how activity is amplified, and how narratives are leveraged, so teams can act quickly.

By reducing ambiguity and misdirected response, Cyabra enables proportionate, evidence-led action when clarity matters most.

For more information, visit www.cyabra.com

Media Contact:

pr@cyabra.com

About Trailblazer

Trailblazer is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities.

For more information, visit: www.trailblazermergercorp.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding Trailblazer’s and Cyabra’s expectations with respect to the anticipated impacts of the Business Combination. Cyabra’s business strategy, products and services, research and development costs, plans and objectives of management for future operations, and future results of current and anticipated product offerings, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, expectations regarding Cyabra’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Cyabra’s ability to invest in growth initiatives and pursue acquisition opportunities; and the risk that the consummation of the proposed Business Combination disrupts Cyabra’s current operations and future plans; the ability to recognize the anticipated benefits of the proposed Business Combination; unexpected costs related to the proposed Business Combination; geopolitical risk and changes in applicable laws or regulations; the size of the addressable markets for Cyabra’s products and services; the possibility that Cyabra may be adversely affected by other economic, business, and/or competitive factors; the ability to maintain the listing of Cyabra’s common stock on Nasdaq following the Business Combination; and operational risk. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Cyabra does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

No Offer or Solicitation

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, or a solicitation of any vote or approval. No sale of securities shall occur in any jurisdiction in which such offer, solicitation, or sale would be unlawful before registration or qualification under applicable laws.